SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                URS Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)   Title of each class of securities to which transactions applies:

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(2)   Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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
                                            100 California Street, Suite 500
                                            San Francisco, California 94111-4529
URS CORPORATION                             Telephone: (415) 774-2700
                                            Direct: (415) 774-2711
                                            Facsimile: (415) 398-2038


Martin M. Koffel
Chairman and
Chief Executive Officer


                                February 17, 1999




Dear Stockholder:

                  You are cordially invited to attend the 1999 Annual Meeting of Stockholders on Tuesday, March 23, 1999, beginning at 9:30 A.M. Pacific Standard Time, at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California.

                  Holders of URS Corporation common stock are being asked to vote on all of the matters presented in the attached Notice of Annual Meeting of Stockholders. Whether or not you plan to attend the meeting in person, it is important that your shares of URS Corporation common stock be represented and voted at the meeting. Accordingly, after reading the attached Notice of Annual Meeting and Proxy Statement, please sign and date the enclosed proxy card and mail it in the envelope provided.

                  We hope you can join us on March 23.


                                      Very truly yours,


                                      /s/ Martin M. Koffel

                                URS CORPORATION

                        100 California Street, Suite 500
                      San Francisco, California 94111-4529

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 23, 1999

                  The Annual Meeting of Stockholders of URS Corporation will be held on Tuesday, March 23, 1999, at 9:30 A.M., Pacific Standard Time, at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California for the following purposes:

                  1.       To elect directors;

                  2. To consider approval of the material terms of the URS Corporation Incentive Compensation Plan;

                  3.       To  consider   ratification   of  the   selection  of
                           PricewaterhouseCoopers L.L.P. as URS Corporation's independent auditors for fiscal year 1999; and

                  4. To transact such other business as may properly come before the meeting and any adjournment thereof.

                  The Board of Directors has fixed the close of business on February 5, 1999 as the record date for determining the stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the offices of URS Corporation, 100 California Street, Suite 500, San Francisco, California 94111-4529 for ten days prior to the meeting.

                  IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED.


                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Kent P. Ainsworth

                                  Kent P. Ainsworth, Secretary

February 17, 1999

                                 URS CORPORATION

                            ------------------------

                                 PROXY STATEMENT

                  The accompanying proxy is solicited by the Board of Directors of URS Corporation, a Delaware corporation (the "Company"), to be used in voting at the Annual Meeting of Stockholders to be held at 9:30 A.M. on Tuesday, March 23, 1999, at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California and at any adjournment of such meeting.

                  The record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof has been fixed at February 5, 1999. As of that date, 15,289,631 shares of the Company's common stock ("Common Stock") were outstanding. Each share of Common Stock is entitled to one vote on all matters presented.

                  Any proxy given may be revoked by a stockholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending and voting in person at the Meeting. Subject to any such revocation, all shares represented at the Meeting by properly executed proxies will be voted in accordance with the specifications on the proxy. If no specification is made, the shares will be voted FOR (i) election of the nominees named herein as Directors, (ii) approval of the material terms of the URS Corporation Incentive Compensation Plan, and (iii) ratification of the selection of
PricewaterhouseCoopers L.L.P. as the independent auditors for the Company for fiscal year 1999.

                  The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse banks, brokerage firms and nominees holding shares of record for their reasonable expenses in forwarding solicitation materials to beneficial owners of such shares. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with stockholders either in person or by telecommunication for the purpose of soliciting such proxies, but no additional compensation will be paid for such solicitation.

                  This Proxy Statement, the accompanying proxy and the Company's 1998 Annual Report are being sent to stockholders on or about February 17, 1999. A copy of the Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1998 may be obtained upon written request addressed to the Secretary at the Company's principal executive offices located at 100 California Street, Suite 500, San Francisco, California 94111-4529. Copies of the exhibits to the Form 10-K may be obtained upon written request addressed to the Secretary at the above address and the payment of $0.25 per page for photocopying.


                              ELECTION OF DIRECTORS

                  Directors will be elected to hold office until the next annual meeting of stockholders or until their successors shall have been elected. Although Management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Meeting, the proxy will be voted for a substitute nominee chosen by Management, or the number of directors to be elected may be reduced in accordance with the Company's By-Laws.

                  All of the nominees are presently directors of the Company. Set forth below are the names and ages of the nominees, the principal occupation of each nominee at present and for at least the

                                       1.


past five years, certain directorships held by each and the year in which each became a director of the Company.


                                                                                                                 Yeat
                                                                                                                 First
Name of Director                 Principal Occupation                                                 Age        Elected
----------------                 --------------------                                                 ---        -------
Richard C. Blum                   Chairman and  President,  Richard C. Blum & Associates,  Inc.       63         1975
                                  ("RCBA Inc."),  the sole general partner of Richard C. Blum &
                                  Associates,  L.P., a merchant  banking and equity  investment management  firm ("RCBA LP");  Vice  Chairman of the Board of
                                  Directors and financial  consultant to the Company;  Director of Northwest  Airlines  Corporation  since 1989;  Director of
                                  Shaklee  Corporation since 1990; Director of CB Richard Ellis since 1993;  Co-Chairman  of  Newbridge  Capital  since 1997;
                                  Director  of  Glenborough  Realty  Trust,  Inc.  since  1998;
                                  Director of Playtex Products, Inc. since 1998.

Robert L. Costello                Executive Vice President,  URS Greiner  Woodward  Clyde,  the       47         1996
                                  Company's principal operating division,  since November 1998;
                                  Executive Vice President,  URS Greiner,  the Company's former principal operating  division,  from November 1997 to October
                                  1998; President of Greiner  Engineering,  Inc., a division of the Company,  from April 1996 to October 1997; Vice President
                                  of  the  Company  since  April  1996;   President  and  Chief
                                  Executive  Officer of Greiner  Engineering,  Inc. from August
                                  1995 to March 1996 and  Director  of same from August 1995 to
                                  March 1996;  President  and Chief  Operating  Officer of same from February 1994 to August 1995;  Executive  Vice President
                                  and  Chief  Financial  Officer  of same from  August  1988 to
                                  August 1994; Director of TAVA Technologies, Inc. since 1997.

Armen                             Executive Vice  President,  Technology and Systems since 1998       61         1994
Der Marderosian                   and Senior Vice  President,  Technology and Systems from 1995 to 1997, of GTE  Corporation;  Executive  Vice  President and
                                  General  Manager,   1993  to  1995,  GTE  Government  Systems
                                  Corporation.

Admiral S. Robert                 Senior  Advisor to  Raytheon  Corporation  since  1998;  Vice       70         1994
Foley, Jr., USN (Ret.)            President of Raytheon  International,  Inc. and  President of
                                  Raytheon  Japan  from  1995 to 1998;  Director  of  Frequency
                                  Electronics  since  1999;  Director  of RSI Inc.  since 1998;
                                  Director  of  SAGE  Laboratories  since  1998;   Director  of
                                  Filtronics Solid State since 1998.









Robert D. Glynn, Jr.              Chairman of the Board since 1998 and Chief Executive  Officer       56         1996
                                  and President since 1997 of PG&E  Corporation and Chairman of the Board of Pacific  Gas and  Electric  Company  since 1998;
                                  Officer  of  PG&E  Corporation  since  1996  and  Officer  of
                                  Pacific Gas and  Electric  Company  since  1988;  Director of
                                  Pacific  Gas and  Electric  Company  since  1995  and of PG&E
                                  Corporation since 1996.

Martin M. Koffel                  Chief  Executive  Officer and  President of the Company since       59         1989
                                  May 1989; Chairman of the Board since June 1989.

Richard B. Madden                 Retired  Chairman and Chief Executive  Officer since 1994 and       69         1992
                                  Director  since 1971,  of Potlatch  Corporation;  Director of
                                  PG&E  Corporation  since 1996 and  Pacific  Gas and  Electric
                                  Company  since  1977;  Director  of CNF  Transportation  Inc.
                                  since 1992.

Jean-Yves Perez                   Executive Vice President of URS Greiner  Woodward Clyde,  the       53         1997
                                  Company's principal operating division,  since November 1998;
                                  President of  Woodward-Clyde  Group,  Inc., a division of the
                                  Company,  from November  1997 to October 1998;  President and
                                  Chief Executive  Officer of  Woodward-Clyde  Group, Inc. from
                                  1987 to October 1997.

Richard Q. Praeger                Management  and  engineering  consultant  since 1974;  Owner,       74         1970
                                  Transition  Books,  a  book  store,   since  1979;  prior  to
                                  November 1974, President, URS/Madigan-Praeger, Incorporated.

Irwin L. Rosenstein               President  of  URS  Greiner  Woodward  Clyde,  the  Company's       62         1989
                                  principal operating division,  since November 1998; President of URS Greiner,  the  Company's  former  principal  operating division,  from November  1997 to October 1998;  President of
                                  URS   Consultants,   Inc.,  the  Company's  former  principal
                                  operating division,  from February 1989 to October 1997; Vice
                                  President of the Company since 1987.

                                       3.

William D. Walsh                  Chairman  of Sequoia  Associates  LLC,  a private  investment       68         1988
                                  firm,  since  1982;  Chairman  of  the  Board,   Consolidated
                                  Freightways   Corporation   since   1996  and   Director   of
                                  Consolidated  Freightways,  Inc. from 1994 to 1996;  Chairman of the Board of Newell  Manufacturing  Corporation and Newell
                                  Industrial  Corporation since 1988;  Chairman of the Board of
                                  Clayton Group,  Inc. since 1996;  Director of Newcourt Credit
                                  Group since 1993;  Director of Basic Vegetable Products since
                                  1990;  Director of Crown Vantage,  Inc. since 1996;  Director of Unova,  Inc.  since 1997;  Director of Bemiss  Jason since
                                  1998;  Chairman of the Board of Champion Road  Machinery from
                                  1988 to 1997;  Director  of  National  Education  Corporation
                                  from 1982 to 1997.

                  During fiscal year 1998, the Board of Directors held four meetings. The Board of Directors has a Compensation/Option Committee, an Audit Committee and a Board Affairs Committee. Each Director attended at least 75 percent of the aggregate of (1) the total number of the meetings of the Board of Directors (held during the period for which he has been a Director) and (2) the total number of meetings held by all the committees of the Board of Directors on which he served (during the periods that he served).

                  The Compensation/Option Committee consists of Mr. Madden, Chairman, and Messrs. Glynn and Walsh. The Compensation/Option Committee held three meetings during fiscal year 1998. The primary responsibilities of the Compensation/Option Committee are to approve remuneration plans and other executive benefits and to administer the incentive compensation plans maintained by the Company and its subsidiaries and the Company's Employee Stock Purchase Plan and the 1991 Stock Incentive Plan.

                  The Audit Committee consists of Mr. Der Marderosian, Chairman, and Mr. Praeger and Admiral Foley. The Audit Committee held three meetings during fiscal year 1998. The primary responsibilities of the Audit Committee are to direct and approve the scope of the auditor's annual examination of the Company's consolidated financial statements, review with the auditors the results for the year, discuss any outstanding issues with the auditors and approve the auditor's fee. In addition, the Audit Committee reviews special issues, including issues relating to Year 2000 preparedness.

                  The Board Affairs Committee (previously called the Nominating Committee) consists of Mr. Walsh, Chairman, and Messrs. Koffel and Madden. The Board Affairs Committee held one meeting during fiscal year 1998. The primary responsibilities of the Board Affairs Committee are to identify, evaluate, review and recommend qualified candidates to the entire Board of Directors, to recommend to the Board of Directors prior to each annual meeting of stockholders (or other meeting of stockholders at which Directors are to be elected) a slate of nominees, to recommend an individual or individuals to fill any vacancy on the Board of Directors, and to make an annual assessment of the performance of the Board of Directors (including committees) and present the results to the Board of Directors with any recommendations to improve the effectiveness or the balance of expertise of the members. The Board Affairs Committee also has responsibility to conduct periodic reviews of the Company's corporate governance guidelines and other corporate governance issues that may, from time to time, merit consideration by the entire Board of Directors. The Board Affairs Committee will consider nominees recommended by security holders. Any security holder who wishes to recommend a nominee for

                                       4.

membership on the Company's Board of Directors must submit such nomination in writing to Mr. William D. Walsh, Chairman of the Board Affairs Committee, in care of the Company at its principal executive offices. All such nominations will be thoroughly reviewed by the Board Affairs Committee.


                             EXECUTIVE COMPENSATION

Report of the Compensation/Option Committee On Executive Compensation

                  The Compensation/Option Committee (the "Committee") has the responsibility, under delegated authority from the Company's Board of Directors, for developing, administering and monitoring the executive compensation policies of the Company in the long term interests of the Company and its stockholders. The Committee is composed solely of independent non-employee Directors of the Company. In fulfilling its responsibilities, the Committee has used the services of independent compensation consultants.

                  With the approval of the Committee, the Company has developed compensation plans and programs designed to attract and retain qualified key executives and senior managers critical to the Company's success, and also to provide such executives and managers with performance-based incentives clearly tied to Company profitability and stockholder returns. Compensation of the Company's executives, including the Chief Executive Officer, consists of three basic components: base compensation, annual bonuses and long-term incentive awards.

                  Base Compensation

                  Officer base salaries are currently regularly reviewed and adjusted as needed based on individual performance and competitive practices. Officer base compensation for new executives from outside the Company is established through negotiation between the Company and the executive at the time the executive is first hired, subject to Committee approval.

                  Each of the Company's senior executives named in the following Summary Compensation Table (collectively the "Named Executives") have received employment contracts which provide for a minimum base salary and other base compensation benefits (see "Employment Agreements"). Under such contracts, base salaries are subject to periodic review and possible increase by the Committee, but cannot be decreased without the Named Executive's consent. Base salaries of all other executives and senior managers are subject to periodic review and increase or decrease by the Company's Chief Executive Officer at his option, within the overall framework of the compensation policies established by the Committee.

                  When establishing or reviewing base compensation levels for the Named Executives, the Committee considers numerous factors, including but not limited to the following: (i) the qualifications of the executive; (ii) whether the base compensation is within a reasonable range of executive pay levels at other publicly and privately-held companies which potentially compete with the Company for business and executive talent; (iii) the financial performance  of those  companies  relative to the  Company;  (iv) the  Company's strategic goals for which the executive has responsibility, and (v) the recommendations of the Company's Chief Executive Officer (except with respect to his own base compensation). While the Committee, as discussed above, considers prevailing compensation levels and practices at other publicly and privately-held companies, such companies are not necessarily those identified in the stockholder return peer group discussed in the "Stockholder Return Chart" below because the Company competes for executive talent with numerous companies outside that peer group.

                                       5.

                  Annual Bonus Programs

                  In addition to base compensation, each of the Company's executives and selected senior managers, including the Named Executives, participate in either the annual URS Corporation Incentive Compensation Plan (the "URS Plan") or the annual URS Greiner and Woodward-Clyde Incentive Compensation Plans (the "URS Greiner Woodward Clyde Plans"). Under these plans, participating executives and senior managers ("Participants") can earn annual bonuses based on a formula tied to certain predefined financial performance targets. Each Participant is assigned a "Target Bonus" at the beginning of the plan year expressed as a percentage of his or her base salary. If the financial performance targets are met, each Participant's bonus is equal to the Target Bonus. If performance targets are not met, bonuses are determined as a declining percentage of Target Bonuses depending on the extent of the shortfall. No bonus is paid under the plan if the Company fails to achieve a predefined minimum performance levels. Conversely, if performance targets are exceeded, then each Participant can earn a bonus in excess of the Target Bonus determined by the extent of the performance in excess of target, up to a maximum of two times the Target Bonus.

                  Mr. Koffel's Target Bonus is established by contract at 60 percent of his base salary. Target bonuses for the other Named Executives and the other Participants are either set by contract or established annually by the Chief Executive Officer within the overall framework of the compensation policies established by the Committee. For the Named Executives, Target Bonuses currently range from 20 percent to 60 percent of base salary.

                  Financial performance targets are initially developed by the Chief Executive Officer and are approved by the Committee. Under the URS Plan, the financial measurement used to gauge individual performance is the Company's fiscal year net income. Under the URS Greiner Woodward Clyde Plans, measurements of operating profit contribution, cash flow and new business are applied to the financial performance of the operating division or unit for which the Participant has management responsibility. However, increasing emphasis is placed on Company-wide financial performance as the Participants' responsibilities increase. Overall financial performance thresholds must be met before any bonuses can be earned at all participation levels.

                  Long-Term Incentive Awards

                  The Company has also adopted the 1991 Stock Incentive Plan, as amended (the "1991 Plan"), to provide executives and other key employees with incentives to maximize stockholder value. Awards under the 1991 Plan can be either stock options, performance restricted stock or restricted stock, which are designed both to encourage recipients to focus on critical long-range objectives and award recipients with an equity stake in the Company, thereby closely aligning their interests with those of the Company's stockholders. Restricted stock grants are generally reserved for key technical talent and options are typically used for the Company's key managers and executives.

                  Recipients generally fall into five different groups: corporate management, division managers, office managers, key technical staff, and key administrative staff, and the size of awards are generally consistent within each of these groups. The Committee periodically considers whether to approve specific awards under the 1991 Plan based on the recommendations of the Chief Executive Officer, who recommends the timing and size of awards. Factors considered include the executive's or key employee's position in the Company, his or her performance and responsibilities, and long-term incentive award levels of comparable executives and key employees at companies which compete with the Company for talented executives and managers. However, the 1991 Plan does not provide any formulaic method for weighing these factors, and a decision to grant an award is primarily based upon the future anticipated performance and responsibilities of the individual in question. Finally, the Committee

                                       6.

weighs how much grants under long-term stockholder plans can potentially dilute the Company's outstanding common stock in comparison to other publicly-traded companies which potentially compete with the Company for business and executive talent.

                  Chief Executive Officer Compensation

                  The compensation of Mr. Koffel during fiscal year 1998 was determined on the same basis as discussed above for certain of the Named
Executives: he received his base salary under the terms of his employment agreement, he participated in the 1998 URS Plan with a Target Bonus of 60 percent of his base salary, and he received a grant of 66,000 options under the 1991 Plan. The Company's financial performance in fiscal year 1998 exceeded planned levels. As a result of this performance, Mr. Koffel received a bonus of $520,738 under the payout formula of the 1998 URS Plan. On December 17, 1998, the Committee approved an increase to Mr. Koffel's base compensation from $500,000 to $550,000 per year, in recognition of both the Company's performance and its increased size following the acquisition of Woodward-Clyde Group, Inc.

                  In order to provide an additional financial incentive for Mr. Koffel to remain employed by the Company for the next five years, on December 16, 1997 the Committee awarded him 50,000 shares of restricted stock. These shares vest over the last three years of a five year vesting schedule. No shares will vest on the first and second anniversaries of the grant, 16,666 shares will vest on the third anniversary of the grant, 16,666 shares will vest on the fourth anniversary of the grant and the final 16,667 shares will vest on the fifth anniversary of the grant.

                  On December 16, 1997, the Committee also made a contingent grant of up to 50,000 shares of Performance Restricted Stock to Mr. Koffel. The purpose of this contingent grant is to help retain Mr. Koffel and to provide additional incentives to deliver superior Company financial performance and stockholder returns. The exact number of shares of Performance Restricted Stock earned by Mr. Koffel will be based on the Company's cumulative total returns to its stockholders over the three, four and five year periods ending December 16, 2000, December 16, 2001 and December 16, 2002. For each period, one-third, two-thirds and all of the 50,000 shares, respectively, will be earned cumulatively if annual stockholder returns during the period are twelve percent or more, no shares will be earned if annual stockholder returns are eight percent or less, and a prorated portion of the shares will be earned if annual stockholder returns are more than eight percent but less than twelve percent.

                  Tax Deductibility of Executive Compensation

                  Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was added to the Code by the Omnibus Budget
Reconciliation Act of 1993, precludes the deduction by a publicly held corporation for compensation paid to certain employees to the extent that such compensation exceeds $1,000,000, except for compensation paid under a written binding contract in existence on February 17, 1993 and performance-based compensation. The Internal Revenue Service has issued regulations for Section 162(m), which provide that performance-based compensation will not be subject to the deduction limit if (i) it is payable solely on account of the attainment of pre-established, objective performance goals, (ii) the performance goals are established by a compensation committee composed solely of two or more "outside directors", (iii) the material terms of the performance goals under which the compensation is to be paid are disclosed to and approved by stockholders before payment, and (iv) the compensation committee certifies that the performance goals have been satisfied before payment.

                  Because  the   Committee   did  not   approve  any   executive
compensation in fiscal year 1998 which was within the scope of Section 162(m) of the Code, the regulations do not affect the preparation

                                       7.

of the Company's tax filings for fiscal year 1998. However, in fiscal year 1999, the compensation level of the Named Executives (including the vesting of restricted stock and performance restricted stock granted under the 1991 Plan) could exceed the $1,000,000 threshold of Section 162(m). Accordingly, the Company's Board of Directors, based upon the recommendation of the Committee, is seeking stockholder approval of the material terms of the Company's annual bonus program, including the performance objectives, in order to qualify the payments under such program as performance-based compensation for purposes of Section 162(m).

Respectfully Submitted,

THE COMPENSATION/OPTION COMMITTEE

Richard B. Madden, Chairman
Robert D. Glynn, Jr.
William D. Walsh

Compensation and Option/SAR Tables

         The following tables set forth certain information regarding the salary and benefits paid by the Company during each of the three most recent fiscal years, and options granted by the Company in the most recent fiscal year, to its Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) for services rendered to the Company and its subsidiaries.

                                       8.

                                Summary Compensation Table
                                --------------------------

                                                          Annual Compensation
                                                ----------------------------------------
                                                                              Other
                                                                             Annual
                Principal                                                    Compen-
Name            Position             Year         Salary        Bonus       Sation(1)
----            --------             ----         ------        -----       ---------
                                                   ($)           ($)           ($)

Martin M.       Chairman of the      1998         $489,750     $520,738     $2,715
Koffel          Board; Chief         1997         $415,000     $446,644     $2,712
                Executive Officer;   1996         $410,000     $492,000     $3,235
                President

Irwin L.        President, URS       1998         $342,711     $243,305     $3,532
Rosenstein      Greiner Woodward     1997         $315,000     $214,498       $929
                Clyde                1996         $312,513     $242,800       $375

Jean-Yves       Executive Vice       1998(6)      $310,000     $184,687         $0
Perez           President, URS
                Greiner Woodward
                Clyde

Kent P.         Executive Vice       1998         $268,370     $237,793     $3,210
Ainsworth       President;           1997         $220,000     $157,850         $0
                Chief Financial      1996         $212,083     $169,666         $0
                Officer; Secretary

Robert L.       Executive Vice       1998         $260,993     $146,058         $0
Costello        President, URS       1997         $250,000     $149,445         $0
                Greiner Woodward     1996(10)     $178,082      $81,104         $0
                Clyde

=========================================================================================

                           (See footnotes on the following page)


                           Summary Compensation Table
                           --------------------------
                            Long Term Compensation
               -------------------------------------------------
                             Awards                   Payouts
               ------------------------------------ ------------
                                      Securities
                  Restricted          Underlying                All Other
                       Stock           Options/        LTIP      Compen-
Name             Award(s)(2)             SARs         Payouts     Sation
----             -----------             ----         -------     ------
                         ($)              (#)           ($)        ($)
Martin M.          $703,125(3)           66,000         $0        $ 16,727(4)
Koffel                   $0              36,000         $0        $ 42,146
                         $0              18,000         $0        $ 41,583

Irwin L.                 $0              27,000         $0        $  8,363(5)
Rosenstein               $0              24,000         $0        $ 13,529
                         $0              12,000         $0        $ 14,785

Jean-Yves                $0              20,000         $0        $ 10,917(7)
Perez

Kent P.            $351,563(8)           27,000         $0        $  3,274(9)
Ainsworth                $0              20,000         $0        $  1,500
                         $0               4,800         $0        $  1,500

Robert L.                $0               5,000         $0        $  2,779(11)
Costello                 $0               7,500         $0        $  1,600
                         $0              50,000         $0        $203,830


===============================================================================

                      (See footnotes on the following page)

                                       9.


(1)  The amounts in this column primarily represent automobile allowances.

(2) The aggregate number and value as of October 31, 1998 of each of the Named Executive's restricted share holdings are as follows: Mr. Koffel,50,000 shares, $844,000; Mr. Rosenstein, zero (0) shares, $0; Mr. Costello, zero
     (0) shares, $0; Mr. Ainsworth, 25,000 shares, $422,000; Mr. Perez, zero (0) shares, $0. Dividends will be paid on such restricted stock if and when declared by the Company on its Common Stock.

(3) On December 16, 1997, Mr. Koffel was awarded 50,000 shares of restricted stock, 16,666 of which will vest on December 16, 2000, 16,666 of which will vest on December 16, 2001 and 16,667 of which will vest on December 16, 2002 (See "Employment Agreements").

(4) Consists of matching contributions of $2,128 paid pursuant to the Company's Defined Contribution Plan, a $1,228 inflation adjustment (based on a cost of living index) to amounts previously credited under the Company's Selected Executives Deferred Compensation Plan and $13,371 of term life and disability insurance premiums paid pursuant to Mr. Koffel's employment agreement. In addition, on December 16, 1997, Mr. Koffel received a contingent grant of 50,000 shares of performance restricted stock which may be earned over the three, four and five year periods ending December 16, 2000, December 16, 2001 and December 16, 2002 based upon the Company's cumulative total returns to its stockholders (See "Employment Agreements"). The value of such performance restricted stock as of October 31, 1998 (assuming that such performance restricted stock was fully vested on that date) was $844,000.

(5) Consists of matching contributions of $2,128 paid by the Company pursuant to the Company's Defined Contribution Plan, a $2,546 inflation adjustment (based on a cost of living index) to amounts previously credited under the Company's Selected Executives Deferred Compensation Plan and $3,689 for life and disability insurance premiums.

(6)  Mr. Perez has been employed by the Company since November 1, 1997.

(7) Consists of matching contributions of $4,800 paid by the Company pursuant to the Company's Defined Contribution Plan and $3,456 of term life insurance premiums.

(8) On December 16, 1997, Mr. Ainsworth was awarded 25,000 shares of restricted stock, 8,333 of which will vest on December 16, 2000, 8,333 of which will vest on December 16, 2001 and 8,334 of which will vest on December 16, 2002 (See "Employment Agreements").

(9) Consists of matching contributions of $2,128 paid by the Company pursuant to the Company's Defined Contribution Plan and $1,146 in term life insurance premiums. In addition, on December 16, 1997, Mr. Ainsworth received a contingent grant of 25,000 shares of performance restricted stock which may be earned over the three, four and five year periods ending December 16, 2000, December 16, 2001 and December 16, 2002 based upon the Company's cumulative total returns to its stockholders (See "Employment Agreements"). The value of such performance restricted stock as of October 31, 1998 (assuming that such performance restricted stock was fully vested on that date) was $422,000.

(10) Mr. Costello has been employed by the Company since March 29, 1996.

(11) Consists of matching contributions of $2,128 paid by the Company pursuant to the Company's Defined Contribution Plan and $651 in term life insurance premiums.

                                      10.


                                       Option/SAR Grants In Last Fiscal Year
                                       -------------------------------------
                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                                                                                            Rates of Stock Price
                                                                                                Appreciation
                                 Individual Grants                                             for Option Term
                                 -----------------                                             ---------------
                          Number of         % of Total
                          Securities       Options/SARs
                          Underlying        Granted to       Exercise or
                         Options/SARs      Employees in      Base Price     Expiration
        Name             Granted (#)        Fiscal Year        ($/Sh)          Date        5% ($)         10% ($)
        ----             -----------        -----------        ------          ----        ------         -------
Mr. Koffel                  66,000              11.6%            $14.56       3/24/2008     604,343      1,531,523

Mr. Rosenstein              27,000               4.7%            $14.56       3/24/2008     247,231        626,532

Mr. Perez                   20,000               3.5%            $14.06      12/16/2007     176,845        448,160

Mr. Ainsworth               27,000               4.7%            $14.56       3/24/2008     247,231        626,532

Mr. Costello                 5,000               1.0%            $14.56       3/24/2008      45,784        116,024


                               Aggregated Option/SAR Exercises In Last Fiscal Year
                                           and FY-End Option/SAR Values
                                           ----------------------------

                                                                            Number of               Value of
                                                                            Securities             Unexercised
                                                                            Underlying            In-the-Money
                                                                           Unexercised           Options/SARs at
                                                                         Options/SARs at          FY-End ($)(1)
                                                                            FY-End (#)

                             Shares Acquired             Value             Exercisable/           Exercisable/
         Name                  On Exercise             Realized           Unexercisable           Unexercisable
         ----                  -----------             --------           -------------           -------------
                                   (#)                    ($)
Mr. Koffel                            0                     $0               454,000              $5,671,850
                                                                              90,000                $305,790

Mr. Perez                             0                     $0                     0                      $0
                                                                              20,000                 $56,300

Mr. Rosenstein                   25,000               $328,125               108,500                $938,875
                                                                              47,000                $205,005

Mr. Ainsworth                         0                     $0                93,466                $835,852
                                                                              40,334                $147,502

Mr. Costello                          0                     $0                35,834                $353,444
                                                                              26,666                $212,193


(1)  Based on 1998 fiscal year-end share price equal to $16.88.

                                       11.

Directors' Remuneration

                  During fiscal year 1998, the non-employee members of the Company's Board of Directors received the stock fee described below, an annual cash fee of $15,000 plus an attendance fee of $2,000 for each Board of Directors meeting attended in person, and a fee of $500 for participation in any Board of Directors meeting by telephone. Non-employee Directors who are members of a committee of the Board received $625 for each committee meeting attended in person, and a fee of $500 for participation in any committee meeting by telephone. The Chairman of the committee received an additional $625 per meeting. Employee members of the Board of Directors did not receive any such fees.

                  Pursuant to the terms of the Non-Executive Directors Stock Grant Plan (the "Non-Executive Directors Plan") approved at the Company's annual meeting of stockholders held on March 25, 1997, each non-employee member of the Company's Board of Directors (currently Messrs. Blum, Der Marderosian, Glynn, Madden, Praeger and Walsh and Admiral Foley) who is re-elected to serve as a Director at each annual stockholder meeting also receives a grant of Common Stock at such meeting. The Non-Executive Directors Plan originally provided that each non-employee Director would receive that number of shares of Common Stock determined by dividing $15,000 by the closing price of the Common Stock on the date of the Company's annual meeting of stockholders, rounded down to the nearest whole share; on December 16, 1997 the Board of Directors amended the Non-Executive Directors Plan to increase the numerator to $25,000. Prior to the approval of the Non-Executive Directors Plan, upon the conclusion of each annual meeting of stockholders, each non-employee Director who was re-elected to serve as a Director automatically received an option to purchase 1,000 shares under the 1991 Plan (such annual grants of options to non-employee Directors were eliminated pursuant to the amended and restated 1991 Plan approved at the Company's annual meeting of stockholders held on March 25, 1997).

                  Non-employee Directors who were elected prior to December 17, 1996 also are entitled to participate, at the Company's expense, in a medical benefit plan. Based upon the Company's costs, the annualized monetary value of this benefit to those non-employee Directors participating in fiscal year 1998 was $4,723. The Company also maintains a policy whereby non-employee Directors may be hired on an as-needed basis from time to time as consultants for special projects at the rate of up to $3,000 per day (plus reasonable expenses) upon the recommendation of the Chairman of the Board or any officer designated by the Chairman of the Board.

Certain Relationships and Related Transactions

                  Richard C. Blum, a Director of the Company, receives $60,000 per year for services provided under a consulting agreement with the Company. In addition, the Company pays $90,000 per year to RCBA LP under a separate consulting agreement. The Company may terminate these consulting agreements at any time. Mr. Blum is the majority stockholder of RCBA Inc. RCBA Inc., in its capacity as the sole general partner of RCBA LP, indirectly through several entities, holds 2,933,888 shares, or approximately 19 percent, of the outstanding Common Stock.

Employment Agreements

Martin M. Koffel

                  Mr. Koffel has an evergreen employment agreement with the Company, executed in December 1991, under which Mr. Koffel received an annual base salary of $385,000 through December 17, 1995, $415,000 from December 18, 1995 through December 31, 1997, and $500,000 from January 1, 1998 through December 31, 1998. On December 15, 1998, the Compensation/Option Committee (the "Committee") approved an increase in Mr. Koffel's base compensation, effective

                                      12.

January 1, 1999, to $550,000 per year. The agreement also provides that Mr. Koffel is eligible for a target bonus equal to 60 percent of his base salary.

                  On December 16, 1997, the Committee also awarded Mr. Koffel 50,000 shares of restricted stock under the terms of the 1991 Plan, 16,666 of which will vest on December 16, 2000, 16,666 of which will vest on December 16, 2001 and 16,667 of which will vest on December 16, 2002. The Committee also made a contingent grant to Mr. Koffel of up to 50,000 shares of performance restricted stock. The exact number of shares of such performance restricted stock earned by Mr. Koffel will be based on the Company's cumulative total returns to its stockholders over the three, four and five year periods ending December 16, 2000, December 16, 2001 and December 16, 2002. For each period, 1/3, 2/3 and all of the 50,000 shares, respectively, will be earned cumulatively if annual stockholder returns during the period are twelve percent or more, no shares will be earned if annual stockholder returns are eight percent or less, and a prorated portion of the shares will be earned if annual stockholder returns are more than eight percent but less than twelve percent.

                  On October 13, 1998, following a recommendation made by the Committee, the Board of Directors approved an amendment to Mr. Koffel's employment agreement to provide for a tax gross-up payment to Mr. Koffel to offset the cost of excise taxes that could be imposed if his employment is terminated following a change in control and any resulting severance payments due Mr. Koffel are considered to be "excess parachute payments" subject to excise tax under Sections 280G and 4999 of the Code and to reimburse Mr. Koffel for the cost of term life insurance with a face amount equal to up to four times his base salary and to provide for a tax gross-up payment to Mr. Koffel to offset the cost of all income and employment taxes imposed on Mr. Koffel because of such reimbursement. Accordingly, Mr. Koffel and the Company entered into an Amendment to Employment Agreement dated as of October 13, 1998 reflecting such amendments.

                  If Mr. Koffel's employment is terminated by the Company without cause (other than by reason of death or disability), the Company must pay a severance payment equal to 150 percent of his then current base salary and his then current target bonus. If Mr. Koffel voluntarily resigns his employment within one year following a "Change in Control" (see below), or if Mr. Koffel is terminated for any reason other than for cause at any time after a Change of Control, he becomes entitled to a special severance payment equal to 300 percent the sum of his then current base salary and his then current target bonus. In addition, all awards held by Mr. Koffel under any of the Company's incentive, deferred compensation, bonus, stock and similar plans, to the extent unvested, will become vested immediately upon a Change in Control. A "Change in Control" is defined in the agreement to include (i) a change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) any person acquiring 20 percent or more of the voting power of the Company or (iii) more than two-thirds of the Directors not having served on the Board for 24 months prior to the Change in Control. On or about May 10, 1996, Heartland
Advisors, Inc. ("Heartland"), one of the Company's stockholders, purchased additional shares of Common Stock, which increased Heartland's ownership of outstanding Common Stock from approximately 19 percent to approximately 22 percent (the "Heartland Transaction"), resulting in a technical Change of Control under Mr. Koffel's employment agreement and the terms of the 1991 Plan. As a result, the special severance payment will now be payable to Mr. Koffel if he is terminated for any reason other than for cause at any time during the term of his employment agreement. In addition, the options previously granted to Mr. Koffel in 1994, 1995 and 1996 under the 1991 Plan are now fully vested.

                  Under the terms of an earlier employment agreement executed in May 1989, Mr. Koffel was granted SARs on 15,000 shares of Common Stock at the base price of $28.75 which expire upon the

                                      13.

earlier of May 9, 1999 or the termination of Mr. Koffel's employment with the Company. At the Company's option, Mr. Koffel's SARs may at any time be replaced with options to purchase Common Stock on the same economic basis as the SARs. The SARs are fully vested.

Irwin L. Rosenstein

                  Mr. Rosenstein has an evergreen employment agreement with URS Greiner Woodward Clyde Consultants, Inc., executed in August 1991, under which Mr. Rosenstein received an annual base salary of not less than $300,000 from March 2, 1992 through December 31, 1998. On December 15, 1998, the Committee increased Mr. Rosenstein's annual base salary, effective January 1, 1999, to $385,000. On October 13, 1998, following a recommendation made by the Committee, the Board of Directors approved an amendment to Mr. Rosenstein's employment agreement to provide for a tax gross-up payment to Mr. Rosenstein to offset the cost of excise taxes that could be imposed if his employment is terminated following a change in control and any resulting severance payments due Mr.
Rosenstein are considered to be "excess parachute payments" subject to excise tax under Sections 280G and 4999 of the Code. Accordingly, Mr. Rosenstein entered into an Amendment to Employment Agreement dated as of October 13, 1998 reflecting such amendments.

                  The agreement also obligates employer to maintain a $400,000 term life insurance policy for Mr. Rosenstein and disability insurance providing him with benefits of at least $7,000 per month in the event of his disability. If Mr. Rosenstein's employment is terminated without cause (other than by reason of death or disability) or he voluntarily resigns his employment in the event that his salary is reduced, he is entitled to continuation of his base salary for one year (or until normal retirement at age 65, if less). Under the agreement, as amended, if Mr. Rosenstein ceases to be employed within one year following a "Change of Control" (see below), Mr. Rosenstein will be entitled to receive a severance payment equal to 200 percent of his then current base salary. A "Change in Control" is defined in Mr. Rosenstein's agreement as the acquisition by any person of 51 percent of more of employer's or the Company's then current outstanding securities having the right to vote at elections of Directors. The Heartland Transaction did not result in a Change of Control under Mr. Rosenstein's employment agreement, but resulted in a technical "change of control" under certain stock options granted to Mr. Rosenstein in 1995 under the 1991 Plan. As a result, such options are now fully vested.

                  Under the terms of an earlier employment agreement executed in February 1989, Mr. Rosenstein was granted SARs on 7,500 shares at the base price of $27.50 which expire upon the earlier of February 24, 1999 or the termination of Mr. Rosenstein's employment with the Company. At employer's option, Mr. Rosenstein's SARs may at any time be replaced with options to purchase Common Stock on the same economic basis as the SARs. The SARs are fully vested.

Jean-Yves Perez

                  Mr. Perez executed an evergreen employment agreement with URS Greiner Woodward-Clyde Group, Inc. in November 1997. Under his employment agreement, Mr. Perez receives an annual base salary of $310,000 per year. If during the first half of employer's fiscal year Mr. Perez's employment is terminated without cause (other than by reason of death or disability) or Mr. Perez voluntarily resigns his employment in the event that his salary is reduced or employer breached its obligation to employ Mr. Perez in an executive position as described in the agreement, Mr. Perez is entitled to a severance payment equal to 100 percent of his then current base salary plus any accrued and unpaid vacation at the time of such termination, and if during the second half of employer's fiscal year Mr. Perez's employment is terminated without cause (other than by reason of death or disability) or Mr. Perez voluntarily resigns his employment in the event that his salary is reduced or employer breached its obligation to employ Mr. Perez in an executive position as described in the agreement, Mr. Perez is

                                      14.

entitled to a severance payment equal to 120 percent of his then current base salary plus any accrued and unpaid vacation at the time of such termination.

                  Also, under his employment agreement, if Mr. Perez ceases to be employed within one year following a "Change of Control" (see below), Mr. Perez will be entitled to receive a severance payment equal to 200 percent of his then current base salary. A "Change in Control" is defined in Mr. Perez's agreement as the acquisition by any person of 51 percent of more of employer's or the Company's then current outstanding securities having the right to vote at elections of Directors. On October 13, 1998, following a recommendation made by the Committee, the Board of Directors approved an amendment to Mr. Perez' employment agreement to provide for a tax gross-up payment to Mr. Perez to offset the cost of excise taxes that could be imposed if his employment is terminated following a change in control and any resulting severance payments due Mr. Perez are considered to be "excess parachute payments" subject to excise tax under Sections 280G and 4999 of the Code. Accordingly, Mr. Perez entered into an Amendment to Employment Agreement dated as of October 13, 1998 reflecting such amendments.

Kent P. Ainsworth

                  Mr. Ainsworth executed an evergreen employment agreement with the Company in May 1991 following his employment as the Company's Vice President and Chief Financial Officer in January 1991. Under this employment agreement, Mr. Ainsworth received an annual base salary of $165,000 from February 24, 1992 through March 22, 1993, $185,000 through December 14, 1994, $195,000 through December 17, 1995, $205,000 through March 28, 1996, $220,000 through December 31, 1997, and $275,000 through December 31, 1998. On December 15, 1998, the
Committee approved an increase in Mr. Ainsworth's base compensation, effective January 1, 1999, to $305,000 per year.

                  On December 16, 1997, the Committee also awarded Mr. Ainsworth 25,000 shares of restricted stock under the terms of the 1991 Plan, 8,333 of which will vest on December 16, 2000, 8,333 of which will vest on December 16, 2001 and 8,334 of which will vest on December 16, 2002. The Committee also made a contingent grant to Mr. Ainsworth of up to 25,000 shares of performance restricted stock. The exact number of shares of such performance restricted stock earned by Mr. Ainsworth will be based on the Company's cumulative total returns to its stockholders over the three, four and five year periods ending December 16, 2000, December 16, 2001 and December 16, 2002. For each period, 1/3, 2/3 and all of the 25,000 shares, respectively, will be earned cumulatively if annual stockholder returns during the period are twelve percent or more, no shares will be earned if annual stockholder returns are eight percent or less, and a prorated portion of the shares will be earned if annual stockholder returns are more than eight percent but less than twelve percent.

                  On October 13, 1998, following a recommendation made by the Committee, the Board of Directors approved an amendment to Mr. Ainsworth's employment agreement to provide for a tax gross-up payment to Mr. Ainsworth to offset the cost of excise taxes that could be imposed if his employment is terminated following a change in control and any resulting severance payments due Mr. Ainsworth are considered to be "excess parachute payments" subject to excise tax under Sections 280G and 4999 of the Code. Accordingly, Mr. Ainsworth and the Company entered into an Amendment to Employment Agreement dated as of October 13, 1998 reflecting such amendments.

                  Under the terms of his employment agreement, if Mr. Ainsworth's employment is terminated by the Company without cause (other than by reason of death or disability), he is entitled to continuation of his base salary for one year (or until normal retirement at age 65, if less). If Mr. Ainsworth voluntarily resigns his employment for specified reasons within one year following a "Change in Control" (as defined above in the description of Mr. Koffel's employment agreement), or if

                                      15.

Mr. Ainsworth is terminated for any reason at any time after a Change of Control, he becomes entitled to a special severance payment equal to 280 percent of his then current base salary (reduced pro rata if such termination occurs within two years prior to normal retirement). In addition, all awards held by Mr. Ainsworth under any of the Company's incentive, deferred compensation, bonus, stock and similar plans, to the extent unvested, will become vested immediately upon a Change of Control. The Heartland Transaction resulted in a technical Change of Control under Mr. Ainsworth's employment agreement and the terms of the 1991 Plan. As a result, the special severance payment will now be payable to Mr. Ainsworth if he is terminated for any reason other than cause at any time during the term of his employment agreement. In addition, the options previously granted to Mr. Ainsworth in 1994, 1995 and 1996 under the 1991 Plan are now fully vested.

Robert L. Costello

                  Mr. Costello has an employment agreement with URS Greiner Woodward Clyde, Inc, executed in March 1996, which provides for a term of three years (unless terminated earlier as provided therein), under which Mr. Costello receives an annual base salary of not less than $250,000. On December 16, 1997, the Committee increased Mr. Costello's annual base salary, effective January 1, 1998, to $262,500. On October 13, 1998, following a recommendation made by the Committee, the Board of Directors approved an amendment to Mr. Costello's employment agreement to provide for a tax gross-up payment to Mr. Costello to offset the cost of excise taxes that could be imposed if his employment is terminated following a change in control and any resulting severance payments due Mr. Costello are considered to be "excess parachute payments" subject to excise tax under Sections 280G and 4999 of the Code. Accordingly, Mr. Costello entered into an Amendment to Employment Agreement dated as of October 13, 1998 reflecting such amendments. If Mr. Costello's employment is terminated without cause (other than by reason of death or disability) or Mr. Costello voluntarily resigns his employment in the event that his salary is reduced or employer has breached its obligation to employ Mr. Costello in an executive position as described in the agreement, Mr. Costello is entitled to a severance payment equal to 100 percent of his then current base salary less base salary paid to Mr. Costello for any period up to one month between the date of termination and the date that notice thereof is given plus any accrued and unpaid vacation at the time of such termination. Under the agreement, if Mr. Costello ceases to be employed by the Company within one year following a "Change of Control" (see below), Mr. Costello will be entitled to receive a severance payment equal to 200 percent of his then current base salary. A "Change in Control" is defined in Mr. Costello's agreement as the acquisition by any person of 51 percent of more of employer's or the Company's then current outstanding securities having the right to vote at elections of Directors. The Heartland Transaction did not result in a Change of Control under Mr. Costello's employment agreement.


                                      16.

Stockholder Return Charts

                  The following chart compares the cumulative total stockholder returns (including reinvested dividends) from a $100 investment in Common Stock for the last five fiscal years compared to the cumulative total return of the Standard & Poor's 500 index and a weighted peer index. The peer index is comprised of the following companies:

        Dames & Moore Group                       IT Group
        Emcon Associates                          Jacobs Engineering Group, Inc.
        Fluor Daniel GTI, Inc.                    Michael Baker Corporation
        Foster Wheeler Corporation                Roy F. Weston, Inc.
        Harding Lawson Associates Group, Inc.     Stone & Webster, Incorporated
        ICF Kaiser International, Inc.            STV Group

Salient 3 Communications, Inc. (formerly Gilbert Associates) has restructured from an engineering firm to a communications firm. As a result, Salient 3 Communications, Inc. is no longer comparable with the Company and has been removed from the peer index, and Foster Wheeler Corporation has been added to the peer index as its replacement.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T)


              10/31/93   10/31/94   10/31/95   10/31/96   10/31/97   10/31/98
              --------   --------   --------   --------   --------   --------

Peer Group     $100        $100       $104        $108      $117       $102
URS Corp.      $100        $118       $131        $174      $326       $346
S&P 500        $100        $104       $131        $162      $214       $260



                                      17.

                                 STOCK OWNERSHIP

                  The following table contains information as of February 5, 1999 as to the beneficial ownership of the Common Stock, including Common Stock obtainable upon exercise of stock options exercisable on or prior to March 15, 1999, by (i) each person owning beneficially more than five percent of the Common Stock; (ii) each Director and nominee for Director; and (iii) the executive officers. To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them, subject to applicable community property laws and except as otherwise noted.

Name and Address                                     Number of Shares                     Percent of Class (1)
--------------------------------------------------------------------------------------------------------------

Richard C. Blum & Associates, L.P. (2)                 2,933,888  shares                       19.19%
  909 Montgomery Street
  San Francisco, CA  94133

Heartland Advisors, Inc.                               1,474,826  shares                        9.65%
  790 North Milwaukee Street
  Milwaukee, WI  53202

FMR Corp.                                              1,668,600  shares                       10.91%
  82 Devonshire Street
  Boston, MA  02109-3614

Richard C. Blum (3)                                       22,982  shares                     Less than 1%

Robert L. Costello (4)                                    37,152  shares                     Less than 1%

Armen Der Marderosian (5)                                  5,141  shares                     Less than 1%

Admiral S. Robert Foley, Jr., USN (Ret.)                       0  shares                          N/A

Robert D. Glynn, Jr. (6)                                   3,241  shares                     Less than 1%

Martin M. Koffel (7)                                     489,000  shares                        3.10%

Richard B. Madden (8)                                     12,141  shares                     Less than 1%

Jean-Yves Perez (9)                                      125,378  shares                     Less than 1%

Richard Q. Praeger (10)                                   17,352  shares                     Less than 1%

Irwin L. Rosenstein (11)                                 103,114  shares                     Less than 1%

William D. Walsh (12)                                     25,500  shares                     Less than 1%

Kent P. Ainsworth (13)                                   125,966  shares                     Less than 1%

Joseph Masters (14)                                       14,600  shares                     Less than 1%

All Officers and Directors                             3,915,455  shares                       24.45%
as a group (13 persons)(15)

--------------------------

(1) Percentages are calculated with respect to a holder of options exercisable prior to March 15, 1999 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other stockholder.

                                      18.

(2) Richard C. Blum is the President, Chairman and majority stockholder of RCBA Inc. RCBA Inc. is the sole general partner of RCBA LP. The number of shares represents 996 shares owned directly by RCBA LP and 2,932,892 shares owned directly by five limited partnerships for which RCBA LP serves as the sole general partner and two investment advisory clients for which RCBA LP exercises voting and investment discretion as to all such shares. One of the investment advisory clients is The Common Fund, 450 Post Road East, Westpoint, CT 06881-0909, which owns 1,077,980 shares, or 7.05% of the outstanding Common Stock, directly. RCBA Inc. and RCBA LP disclaim beneficial ownership of the shares owned directly by such partnerships and investment advisory clients except to the extent of any pecuniary interest therein.

(3) Includes 10,528 shares held directly, 2,454 shares held as beneficiary of the RCB Keogh Plan, and currently exercisable options. Does not include shares held by RCBA LP or entities managed by RCBA LP, which Mr. Blum may be deemed to own indirectly in his capacity as the President, Chairman and majority stockholder of RCBA Inc., in its capacity as the sole general partner of RCBA LP. Mr. Blum disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(4) Represents 1,887 shares held directly and 1,932 shares held indirectly in The Performance Plan of Greiner Engineering, Inc. and currently exercisable options.

(5)      Includes 3,141 shares held directly and currently exercisable options.

(6)      Represents shares held directly.

(7)      Includes   50,000   restricted   shares  held  directly  and  currently
         exercisable options.

(8)      Includes 8,141 shares held directly and currently exercisable options.

(9)      Includes  118,711  shares  held  directly  and  currently   exercisable
         options.

(10)     Includes 7,352 shares held directly and currently exercisable options.

(11)     Includes 2,114 shares held directly and currently exercisable options.

(12)     Includes 17,500 shares held directly and currently exercisable options.

(13) Includes 7,500 shares held directly, 25,000 restricted shares held directly and currently exercisable options.

(14)     Includes 101 shares held directly and currently exercisable options.

(15) Includes shares held by RCBA LP and by entities managed by RCBA LP, which Mr. Blum may be deemed to own indirectly in his capacity as the majority stockholder of RCBA Inc., in its capacity as the sole general partner of RCBA LP. Mr. Blum disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.

                                      19.

                      APPROVAL OF THE MATERIAL TERMS OF THE
                   URS CORPORATION INCENTIVE COMPENSATION PLAN


General

                  On December 17, 1998, the Board of Directors approved the URS Corporation Incentive Compensation Plan (the "Plan"), effective November 1, 1998, subject to the approval of the Plan's material terms by the Company's stockholders. Previously, the Company adopted annual incentive compensation plans for itself and each of its principal operating subsidiaries. The purpose of and methodology in the Plan is generally the same as the purpose of and methodologies in such prior incentive compensation plans.

                  As discussed earlier in the Report of the Compensation/Option Committee on Executive Compensation, Section 162(m) of the Code generally precludes the deduction by a publicly held corporation for compensation paid to certain employees to the extent that such compensation exceeds $1 million but provides an exception for performance-based compensation. The employees subject to this limitation are the Chief Executive Officer and the four other highest compensated officers of the Company whose compensation is reported in the Summary Compensation Table (the "Covered Employees"). As also noted in the
Report, the exception for performance-based compensation requires that (i) compensation is payable solely on account of the attainment of pre-established, objective performance goals; (ii) the performance goals are established by a compensation committee composed solely of two or more "outside directors"; (iii) the material terms of the performance goals under which the compensation is to be paid are disclosed to and approved by stockholders before payment; and (iv) the compensation committee certifies that the performance goals have been satisfied before payment. The Plan satisfies by its terms, and it is the Committee's intention to satisfy in operation, the requirements in (i), (ii) and
(iv). Accordingly, in order to satisfy requirement in (iii), the Company's stockholders are asked to approve the material terms of the Plan described below.

Principal Features of the Plan

                  Purpose. The purpose of the Plan is to enhance the Company's ability to attract and retain highly qualified key employees and to provide additional financial incentives to such key employees to promote the success of the Company. The Plan is also intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

                  Administration. The Plan will be administered by the Chief Executive Officer and the Committee. However, the Committee will retain final authority regarding all aspects of Plan administration, the resolution of any disputes, and application of the Plan in any respect to a Covered Employee. The Committee may, without notice, amend, suspend or terminate the Plan.

                  Duration. The Plan will be effective as of November 1, 1998, and will remain in effect until suspended or terminated by the Committee; provided, however, that no incentive compensation will be paid under the Plan to any Covered Employee until the material terms of the Plan are approved by the Company's stockholders.

                  Employees Eligible to Receive Compensation under the Plan. All employees of the Company or of any entity owned partially or totally by the Company are eligible to be selected by the Chief Executive Officer or the Committee to participate in the Plan. In general, certain employees designated by the Chief Executive Officer or the Committee ("Designated Participants") will be selected

                                      20.

to participate in the Plan at the beginning of or during the Company's fiscal year beginning November and ending October 31 (a "Plan Year").

                  Establishment of Target Bonuses. Upon selection to participate in the Plan, each Designated Participant will be assigned a percentage of his or her base salary during the Plan Year exclusive of any bonus payments paid out under the Plan (the "Target Award Percentage"). This Target Award Percentage, multiplied by the Designated Participant's base salary earned during the Plan Year, will equal the Designated Participant's "Target Award." This Target Award represents the amount that is expected to be paid to a Designated Participant if certain pre-established financial goals ("Performance Objectives") are fully met. In addition, funds will be set aside for discretionary awards to selected other employees ("Non-Designated Participants"), who demonstrate outstanding individual performance during the Plan Year. Covered Employees may only participate in the Plan as Designated Participants. The sum of all Target Awards for Designated Participants and expected payouts to Non-Designated Participants equals the "Target Bonus Pool." The actual Bonus Pool will vary from the Target Bonus Pool upward or downward based on actual performance in relationship to its Performance Objectives. Separate Target Bonus Pools may be established for the Company and each of its affiliates. Actual awards to Designated Participants and actual funds available for distribution to Non-Designated Participants will vary from target amounts based on the relationship between the actual Bonus Pool and the Target Bonus Pool.

                  Business Criteria on which the Plan's Performance Goals are Based. The Plan sets forth a number of business criteria, any one or more of which may be selected by the Committee as the basis for determining incentive compensation under the Plan that may become payable to a Designated Participant for a particular Plan Year. The criteria are:

                           Net Income - defined as consolidated revenue less all
         expenses   (including  tax  and  interest   charges)  of  the  Company,
         calculated after payment of all Company bonuses.

                           Contribution - defined as Net Income before interest, taxes and corporate general and administrative expenses with respect to the business unit(s) for which a Designated Participant has accountability.

                           Average Day Sales Outstanding - defined as the average of the twelve (12) months' Day Sales Outstanding. "Day Sales Outstanding" means ninety multiplied by a fraction, the numerator of which is the sum of billed accounts receivable plus unbilled accounts receivable minus billings in excess of cost, and the denominator of which is the sum of the last three months revenues, with respect to the business unit(s) for which a Designated Participant has accountability. Day Sales Outstanding is calculated monthly.

                           New Sales - defined as gross additions to backlog with respect to the business unit(s) for which a Designated Participant has accountability.

                  Award Payments. Assessment of actual performance and payout of awards will be subject to completion of a year-end independent audit and certification by the Committee that the applicable performance objectives and other material terms of the Plan have been met. The Actual Award earned will be paid to the Designated Participant in cash within thirty (30) days following the completion of both the independent audit and the above-referenced certification by the Committee. Payroll and other taxes will be withheld as required by law.

                  Maximum Award Payable under the Plan with Respect to any Plan Year. The Plan provides that the maximum payment that may be made for any Plan Year to any Designated Participant or Non-Designated Participant may not exceed $3 million. Although actual awards under the prior incentive

                                      21.

compensation plans have been far less than this maximum, the Plan contains this maximum payment amount to allow for the effect of future base salary increases on possible awards under the Plan.

Federal Income Tax Consequences

                  Under present federal income tax law, a Plan participant will be taxed at ordinary income rates on the cash portion of the bonus in the year in which such cash was received. Generally, and subject to the provisions of
Section 162(m) of the Code, the Company will receive a federal income tax deduction corresponding to the amount of income recognized by Plan participants.

Required Vote

                  Approval of the Plan requires the affirmative vote of the majority of shares present in person or represented by proxy and voting at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PLAN.


                      RATIFICATION OF SELECTION OF AUDITORS


                  The Board of Directors has selected PricewaterhouseCoopers L.L.P. to serve as the Company's independent auditors for the 1999 fiscal year. PricewaterhouseCoopers L.L.P. (formerly Coopers & Lybrand L.L.P.) have served as the Company's independent auditors since June 1988. The Board of Directors is submitting its selection of that firm to the stockholders for ratification in order to ascertain the stockholders' views. Such ratification will require the affirmative vote of the majority of shares present in person or represented by proxy and voting at the Meeting. If ratification is not provided, the Board of Directors will reconsider its selection.

                  Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS THE INDEPENDENT AUDITORS OF THE COMPANY.


            COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT


                  During fiscal year 1998, the following persons failed to file on a timely basis reports required under Section 16(a) of the Exchange Act:
None.

                                      22.

                            PROPOSALS BY STOCKHOLDERS


                  Proposals by stockholders of the Company intended to be presented at the next annual meeting of stockholders must be received by the Company by October 16, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER BUSINESS


                  The Board of Directors is not aware of any other business which will come before the Annual Meeting of Stockholders. If any other business is properly brought before the Annual Meeting of Stockholders, proxies will be voted thereon in accordance with the judgment of the persons voting the proxies.

                                         FOR THE BOARD OF DIRECTORS

                                         /s/ Kent P. Ainsworth

                                         Kent P. Ainsworth, Secretary

San Francisco, California

                                      23.

                                                                      APPENDIX A


                                 URS CORPORATION
                           INCENTIVE COMPENSATION PLAN

           Adopted by Compensation/Option Committee December 15, 1998
                           Effective November 1, 1998


         1. Purpose. The URS Corporation ("URS") Incentive Equity Plan (the "Plan") is intended to provide incentive compensation to individuals who make an important contribution to the financial performance of URS and its Affiliates. Specific Plan objectives are to: (i) focus key Employees on achieving specific financial targets; (ii) reinforce a team orientation; (iii) provide significant award potential for achieving outstanding performance; and (iv) enhance the ability of URS and its Affiliates to attract and retain highly talented and competent individuals.

         2. Definitions.

                  (a) "Affiliate" shall mean any entity owned partially or totally by URS.

                  (b) "Actual Awards" or "Award" shall mean the incentive amount earned under the Plan by a Designated or Non-Designated Participant.

                  (c)  "Actual  Bonus  Pool" or  "Actual  Pool"  shall  mean the
calculated   amount   available  for   distribution   to  all   Designated   and
Non-Designated Participants under the terms and provisions of the Plan.

                  (d) "Average Day Sales Outstanding" shall mean the average of the twelve (12) months' Day Sales Outstanding.

                  (e) "Base Salary" shall mean the actual base earnings of a Designated Participant for the Plan Year exclusive of any bonus payments under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, and the value of any basic or supplemental employee benefits or perquisites. Base Salary refers only to amounts earned while a Designated Participant during the Plan Year.

                  (f) "Board" shall mean the Board of Directors of URS.

                  (g) "CEO" shall mean the Chief Executive Officer of URS.

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (i) "Compensation/Option Committee" or "Committee" shall mean the Compensation/Option Committee of the Board. The Committee shall consist solely of outside directors, as defined in Section 162(m) of the Code.

                  (j) "Contribution" shall mean Net Income before interest, taxes and corporate general and administrative expenses with respect to the business unit(s) for which a Designated Participant has accountability.

                                       1.

                  (k) "Covered Employees" shall mean the CEO and the four (4) highest compensated officers, as defined in Section 162(m) of the Code, of URS and its Affiliates.

                  (l) "Day Sales Outstanding" or "DSOs" shall mean ninety (90) multiplied by a fraction the numerator of which is the sum of billed accounts receivable plus unbilled accounts receivable minus billings in excess of cost, and the denominator of which is the sum of the last three (3) months revenues, with respect to the business unit(s) for which a Designated Participant has accountability. DSOs shall be calculated monthly.

                  (m) "Designated Participant" shall mean an Employee of URS or an Affiliate designated by the CEO or the Committee to participate in the Plan. Designation will be made only in writing.

                  (n) "Employee" shall mean an employee of URS or an Affiliate.

                  (o) "Fiscal Year" shall mean the twelve (12) consecutive months beginning November 1 and ending October 31.

                  (p) "Maximum Award" shall mean the maximum amount to be paid to a Covered Employee for each Plan Year, which amount shall be three (3) times base salary as in effect on the first day of the Plan Year.

                  (q) "Net Income" shall mean the consolidated revenue less all expenses (including tax and interest charges) of URS. Net Income will be calculated after all URS and URS Consultants bonuses are accrued and assumed to have been paid in full.

                  (r) "New Sales" shall mean gross additions to backlog with respect to the business unit(s) for which a Designated Participant has accountability.

                  (s) "Non-Designated Participant" shall mean an Employee who is not a Covered Employee and who is selected to receive an award under the Plan on the basis of outstanding individual performance. Employee selection will be made at the end of the Plan Year, at the recommendation of the CEO. Unlike Designated Participants, Non-Designated Participants will not be assigned Target Award Percentages.

                  (t) "Performance Objectives" or "Objectives" shall mean the pre-established financial goals based upon which performance will be assessed.

                  (u)  "Plan"   shall  mean  this  URS   Corporation   Incentive
Compensation Plan, as amended from time to time.

                  (v) "Plan Year" shall mean the twelve (12) consecutive months beginning November 1 and ending October 31 over which performance is measured under this Plan.

                  (w) "Target Award" shall mean a Designated Participant's Target Award Percentage multiplied by the Designated Participant's Base Salary earned during the Plan Year. This amount represents the anticipated payout to the Designated Participant if all applicable Performance Objectives are met.

                                       2.

                  (x) "Target Award Percentage" shall mean a percentage of Base Salary assigned to a Designated Participant in accordance with the terms and provisions of the Plan.

                  (y) "Target Bonus Pool" or "Target Pool" shall mean the amount anticipated to be distributed to all Designated and Non-Designated Participants if all applicable Performance Objectives are met. Separate Target Bonus Pools may be established for URS and for one or more of its Affiliates and business units, as determined by the Committee.

                  (z) "Termination" shall mean the Designated Participant's ceasing his or her service with URS or any of its Affiliates for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or permanent disability.

                  (aa) "URS" shall mean URS Corporation, a Delaware corporation.

                  (bb) "Year-end" shall mean the end of the Fiscal Year.

         3. How Awards Are Earned Under the Plan.

                  (a) General Plan Description. The Plan provides the opportunity for key Employees to receive cash Awards based on the performance of URS, one or more of its Affiliates and/or one or more of its business units and on individual performance.

                  Here is an overview of how the Plan works. In general, certain Designated Participants will be selected to participate in the Plan at the beginning of or during the Plan Year. Upon selection to participate in the Plan, each Designated Participant will be assigned a Target Award Percentage. This Target Award Percentage, multiplied by the Designated Participant's Base Salary earned during the Plan Year, will equal the Designated Participant's Target Award. This Target Award represents the amount that is expected to be paid to a Designated Participant if certain financial Performance Objectives have been fully met.

                  In addition, funds will be set aside for discretionary Awards to selected other Employees (referred to as Non-Designated Participants), who have demonstrated outstanding individual performance during the Plan Year.

                  The sum of all Target Awards for Designated Participants and expected payouts to Non-Designated Participants will equal the Target Bonus Pool. The Actual Bonus Pool will vary from the Target Bonus Pool upward or downward based on actual performance in relationship to its Performance Objectives. Separate Target Bonus Pools may be established for URS and each of its Affiliates.

                  Actual Awards to Designated Participants and actual funds available for distribution to Non-Designated Participants will vary from target amounts based on the relationship between the Actual Bonus Pool and the Target Bonus Pool.

                  (b) Designated and Non-Designated Participants. Plan participation is extended to selected Employees who, in the opinion of the CEO and/or the Committee, have the opportunity to significantly impact the annual operating success of URS and/or its Affiliates. These Employees are the Designated Participants and will be notified in writing of their selection

                                       3.

to participate in the Plan. This notification letter for all Designated Participants except Covered Employees will be signed by the CEO. The Committee will determine the Plan participation of all Covered Employees, and the letter of notification to a Covered Employee will be signed by the Chairman of the Committee.

                  In addition to the Designated Participants, there may be a group of other Employees who are selected to receive Awards based on their outstanding individual performance during the Plan Year. These other Employees are the Non-Designated Participants and will not be selected until the completion of the Plan Year. The selection of Non-Designated Participants will be determined by the CEO, in his sole discretion.

                  (c) Target Award Percentages for Designated Participants. Each Designated Participant will be assigned a Target Award Percentage by the Committee. The Committee, in its sole discretion, may consider recommendations made by the CEO as to individual Target Award Percentages for Designated Participants (other than the CEO). The individual's Target Award Percentage, when multiplied by the individual's Base Salary earned during the Plan Year, represents the individual's Target Award, which is the anticipated payout to a Designated Participant if the applicable Performance Objectives are met. Each Designated Participant's Target Award Percentage will be included in the letter of notification described in Section 3(b) above.

                  (d) Target Bonus Pool. The Target Bonus Pool will equal the sum of all Target Awards for Designated Participants plus an amount set aside for possible distribution to Non-Designated Participants.

                  (e) Performance Objectives. The Performance Objectives for the Plan Year will be determined by the Committee. Performance Objectives will be based on any one, all or a combination of the following: Net Income, Contribution, Average Day Sales Outstanding, and New Sales. The weight to be given to each of the financial measures listed in the preceding sentence shall be determined by the Committee. Weighting may be subject to change based on the Plan measures of Designated Participants, other than Covered Employees, at the end of the Plan Year. The Committee may establish different Performance Objectives for URS, for one or more Affiliates and for one or more business units and may establish different Performance Objectives for each Designated Participant or for groups of Designated Participants.

                  (f) Relationship Between Performance and the Actual Bonus Pool. The Actual Bonus Pool will vary from the Target Pool based on the relationship between the actual performance of URS or the relevant Affiliate or business unit(s) and the Performance Objectives. The Actual Pool will vary in relationship to the Target Pool based on a written schedule of possible outcomes prepared by the Committee for each Plan Year, and such schedule shall include a limit on the Actual Bonus Pool, which limit may be later raised at the discretion of the Committee but without any effect on the Actual Award paid to a Designated Participant who is a Covered Employee (who shall be subject to a Maximum Award). The Committee may establish a separate schedule for URS, one or more Affiliate or one or more business units.

                                       4.

                  (g) Actual Awards to Designated and Non-Designated Participants. Actual Awards to Designated Participants will vary from the Target Award levels based on the relationship between the Actual Bonus Pool and the Target Pool.

                  After allocating Actual Awards to Designated Participants, the remaining funds in the Actual Pool will be available for allocation to Non-Designated Participants.

                  Actual Awards distributed to Non-Designated Participants will be determined on a discretionary basis by the CEO. URS and its Affiliates are under no obligation to distribute any of the Actual Pool to Non-Designated Participants. The sum of all Awards to Non-Designated Participants may not exceed the amount available in the Actual Pool after Actual Awards have been allocated to Designated Participants.

                  Notwithstanding any provision of the Plan to the contrary, the maximum payment under the Plan for any Plan Year to any Designated Participant or Non-Designated Participant shall not exceed three million dollars ($3,000,000).

                  (h) Special Rules for Covered Employees.  Notwithstanding  any
provision to the contrary in Sections 3(c), (e), and (f) above, the Committee shall establish Target Award Percentages, Performance Objectives, the relationship between actual performance and the Actual Bonus Pool, and any other term necessary under the Plan to determine the Actual Awards for Covered Employees not later than ninety (90) days after the beginning of each Fiscal Year; provided, however, that such ninety (90) day requirement shall not apply in the case of a Covered Employee whose remuneration, within the meaning of
Section 162(m) of the Code, for the Fiscal Year, in the determination of the Committee, is not expected to exceed one million dollars ($1,000,000).

         4. Other Plan Provisions.

                  (a) Award Payment. Assessment of actual performance and payout of Awards will be subject to completion of the Year-end independent audit and certification by the Committee that the applicable Performance Objectives and other material terms of the Plan have been met.

                  The Actual Award earned will be paid to the Designated Participant (or the Designated Participant's heirs in the case of death) in cash within thirty (30) days following the completion of both the independent audit and the above-referenced certification by the Committee. Payroll and other taxes will be withheld as required by law.

                  Notwithstanding the foregoing, no Award will be paid to any Covered Employee under the Plan until the stockholders of URS have approved the material terms of the Plan in accordance with Section 162(m) of the Code. In addition, the material terms of the Plan must again be approved by the stockholders of URS no later than the first stockholders' meeting in the fifth year following the year in which the stockholders previously approved the material terms of the Plan.

                                       5.

                  (b) Employment. In order to receive an Award under the Plan, a Designated Participant must be employed by URS or an Affiliate on the last day of the Plan Year, except as otherwise provided herein. Selection for participation in the Plan does not convey any employment rights. Terms and conditions of Designated Participants' employment agreements with URS or its
Affiliates addressing issues other than payment of bonus or incentive compensation, if any, supersede the terms and conditions of the Plan.

                  (c) Termination. If Termination of a Designated Participant occurs prior to the end of the Plan Year by reason of death, permanent disability or retirement (excluding the retirement of a Covered Employee), the Designated Participant (or the Designated Participant's heirs in the case of death) will be eligible to receive a pro-rata Award based on the time employed as a Designated Participant and the Performance Objectives achieved for the Plan Year. Designated Participants who have earned an Award on this basis will receive payment on the same schedule as other Designated Participants. The formula used to pro-rate the Awards shall be to adjust an otherwise full award by a fraction, the numerator of which is the number of days (or whole months) for the which the Designated Participant was employed as a Designated Participant during the Plan Year and the denominator of which is 365 (or 12).

                  If Termination of a Designated Participant occurs prior to the end of the Plan Year for any other reason (whether voluntarily or involuntarily), the Designated Participant will forfeit the opportunity to earn an Award under the Plan, except as otherwise provided for by the Committee; provided, however, that if Termination of a Covered Employee occurs prior to the end of the Plan Year, such Covered Employee shall not receive an Award at the discretion of the Committee or otherwise except as provided in the preceding paragraph.

                  (d) Other Pro-Rata Awards. Individuals who have been hired and selected during the Plan Year for Plan participation and who have served a minimum of three (3) months as a Designated Participant will be eligible to receive a pro-rata Award based on the time employed as a Designated Participant and the Objectives achieved for the Plan Year, provided that the Designated Participant is employed by URS or an Affiliate on the last day of the Plan Year and, in the case of a Covered Employee, is selected for Plan participation on his or her date of hire. The Committee will establish the Target Award Percentage for individuals selected for Plan participation during the Plan Year as soon as practicable after the individuals are selected, but not later than fifteen (15) days after the selection date. The formula used to pro-rate the Awards shall be to adjust an otherwise full award by a fraction, the numerator of which is the number of days (or whole months) for which the individual was a Designated Participant during the Plan Year and the denominator of which is 365 (or 12).

                  (e) Plan Funding. Estimated payouts for the Plan will be accrued monthly and charged as an expense against the income statements of URS and its Affiliates, as applicable. At the end of each fiscal quarter, the estimated Actual Awards under the Plan will be evaluated based on actual performance to date. The monthly accrual rate will then be adjusted so that the cost of the Plan is fully accrued at Year-end. Accrual of Awards will not imply vesting of any individual Awards to Designated Participants.

                  (f) Plan Administration. Responsibility for decisions and/or recommendations regarding Plan administration are divided between the CEO and the

                                       6.

Committee. Notwithstanding the foregoing, the Committee retains final authority regarding all aspects of Plan administration, the resolution of any disputes, and application of the Plan in any respect to a Covered Employee. The Committee may, without notice, amend, suspend or terminate the Plan.

                  (g) Assignment of Employee Rights.  No Employee has a claim or right to be a Designated Participant or a Non-Designated Participant (collectively, a "Participant") in the Plan, to continue as a Participant, or to be granted an Award under the Plan. URS and its Affiliates are not obligated to give uniform treatment (e.g., Target Award Percentages, discretionary Awards, etc.) to Employees or Participants under the Plan. Participation in the Plan does not give an Employee the right to be retained in the employment of URS or its Affiliates, nor does it imply or confer any other employment rights.

                  Nothing contained in the Plan will be construed to create a contract of employment with any Participant. URS and its Affiliates reserve the right to elect any person to its offices and remove Employees in any manner and upon any basis permitted by law.

                  Nothing contained in the Plan will be deemed to require URS or its Affiliates to deposit, invest or set aside amounts for the payment of any Awards. Participation in the Plan does not give a Participant any ownership, security, or other rights in any assets of URS or any of its Affiliates.

                  (h) Withholding Tax. URS or an Affiliate will deduct from all Awards paid under the Plan any taxes required by law to be withheld.

                  (i) Effective Date. The Plan is effective as of November 1, 1998, and will remain in effect until suspended or terminated by the Committee.

                  (j) Validity. In the event any provision of the Plan is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Plan.

                  (k) Applicable Law. The Plan will be governed by and construed in accordance with the laws of the State of California.

                                       7.

                                                                      APPENDIX B



PROXY                            URS CORPORATION                           PROXY

   Proxy Solicited by Board of Directors for Annual Meeting of March 23, 1999


         Kent P. Ainsworth and Carol Brummerstedt, or either of them, each with the power of substitution, are hereby authorized to represent and vote, as designated below, the shares of the undersigned at the annual meeting of stockholders of URS Corporation to be held on March 23, 1999, or at any adjournment of the annual meeting.

                 (Continued, and to be signed on the other side)


                            ^ FOLD AND DETACH HERE ^

          ATTENTION:  PLEASE  NOTE THAT THIS BOX WILL NOT BE  PRINTED.  IT IS TO
                      SHOW THE TEXT POSITION ON THE FRONT OF THIS PROXY CARD

                                                                [X]  Please mark
                                                                      your votes
                                                                       as this


The Board of Directors recommends a vote FOR the election of directors and FOR Items 2 and 3.

                                                                        WITHHOLD
1. Election of Directors:                                       FOR     FOR ALL
   Richard C. Blum, Robert L. Costello,
   Armen Der Marderosian, Admiral                               [ ]        [ ]
   S. Robert Foley, Jr., USN (Ret.),
   Robert D. Glynn, Jr., Martin M. Koffel, Richard B. Madden,
   Jean-Yves Perez, Richard Q. Praeger, Irwin L. Rosenstein,
   William D. Walsh


   (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list above.)

                                                      FOR    AGAINST    ABSTAIN
2. Approval  of the  material  terms  of  the  URS
   Corporation Incentive Compensation Plan:           [ ]      [ ]        [ ]


3. Ratification     of    the     selection     of    [ ]      [ ]        [ ]
   PricewaterhouseCoopers L.L.P. as the Company's independent auditors for fiscal year 1999:

4. Upon any other matters which might come before the meeting.

Shares voted by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of directors and FOR Items 2 and 3.


Signature(s) ________________________________________        Dated:_______, 1999

Please sign exactly as name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

PLEASE MARK, DATE, SIGN AND RETURN


                            ^ FOLD AND DETACH HERE ^

          ATTENTION:  PLEASE  NOTE THAT THIS BOX WILL NOT BE  PRINTED.  IT IS TO
                      SHOW THE TEXT POSITION ON THE BACK OF THIS PROXY CARD